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                                                                    EXHIBIT 99.5

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated December 5, 2003, with respect to the financial statements of Heinold General Partnership Account III, Heinold General Partnership Account IV, Heinold General Partnership Account V and Heinold General Partnership Account XI for the years ended September 30, 2003 and 2002, included in the Annual Report on Form 10-K of The Future Fund for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
January 23, 2004